Exhibit 10.3

CLARKE COUNTY; IOWA
Entered upon transfer of books
and for tax, on this 8th
day of August, 2005.

/s/ Judy Purle	Auditor

/s/ Susan Failor	Deputy

Filed

No. 051926
STATE OF IOWA CLARKE COUNTY

2005 JUL 29 AM 11 22
Book 96 PAGE 191-195
PENNIE SONSETH
RECORDER

REC	5/$32

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REAL ESTATE CONTRACT INSTALLMENTS
THE IOWA STATE BAR ASSOCIATION
Official form No. 142
Recorder’s Cover Sheet
SEAL
Preparer Information : (Name, address and phone number)
Brian M. Green, 666 Grand Avenue, Suite 2000, Des Moines, IA 50309, Phone: (515) 242-2400
Taxpayer Information: (Name and complete address)
Southern Iowa BioEnergy LLC
207 N. Main Street
Leon, IA 50144
Return Document To: (Name and complete address)
Brian M. Green
666 Grand Avenue, Suite 2000 DCS
Moines, IA 50309

GRANTORS:	GRANTEES:
Jack Cooley
Jane Redman	Southern Iowa BioEnergy, LLC
Legal Description: See Page 2
Document or instrument number of previously recorded documents:
C The Iowa State Bar Association 2005
  IOWADOCSO

THE IOWA STATE BAR ASSOCIATION	Brian M. Green ISBA # PK0015397	FOR THE LEGAL EFFECT OF THE USE OF
Official Form No. 142		THIS FORM, CONSULT YOUR LAWYER

SEAL	REAL ESTATE CONTRACT- INSTALLMENTS
     IT IS AGREED this 29th day of June  , 2005 by and between Jack Cooley and Jane Redman of the County of Clarke, State of Iowa, Sellers; and Southern Iowa BioEnergy LLC. an Iowa limited liability company                                           of the County of Decatur, State of Iowa, Buyers;
     That the Sellers, as in this contract provided, agree to sell to the Buyers, and the Buyers in consideration of the premises, hereby agree with the Sellers to purchase the following described real estate situated in the County of Clarke
State of Iowa, to-wit:
See Exhibit A attached hereto
together with any easements and servient estates appurtenant thereto, but with such reservations and exceptions of title as may be below stated, and certain personal property if and as may be herein described or if and as an itemized list is attached hereto and marked “Exhibit A” all upon the terms and conditions following:
     1. TOTAL PURCHASE PRICE. The Buyers agree to pay for said property the total of $130,000.00, due and payable at   County, Iowa, as follows:
          (a) DOWN PAYMENT of $ 30,000.00 RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED: and
          (b) BALANCE OF PURCHASE PRICE. $ 100,000.00 , as follows:
          Due and payable on October 3, 2005.
     2. POSSESSION. Buyers, concurrently with due performance on their part shall be entitled to possession of said premises on the 3rd day of October 2005 ; and thereafter so long as they shall perform the obligations of this contract. If Buyers are taking subject to the rights of lessees and are entitled to rentals therefrom on and after date of possession, so indicate by “yes” in the space following
     3. TAXES. Sellers shall pay

and any unpaid taxes thereon payable in prior years, Buyers shall pay any taxes not assumed by Sellers and all subsequent taxes before same become delinquent. Whoever may be responsible for the payment of said taxes, and the special assessments, if any, each year, shall furnish to the other parties evidence of payment of such items not later than July 15 of each year. Any proration of taxes shall be based upon the taxes for the year currently payable unless, the parties state otherwise.
(Decide, for yourself, if that formula is fair if Buyers are purchasing a lot with newly built improvements).
     4. SPECIAL ASSESSMENTS. Sellers shall pay the special assessments against this property:

(a)
(b)
(Date)
          (c) Including all sewage disposal assessments for overage charge heretofore assessed by any municipality having jurisdiction as of date of possession. Buyers, except as above stated, shall pay all subsequent special assessments-and charges before they become delinquent.

The Iowa State Bar Association 2005	142 REAL ESTATE CONTRACT — INSTALLMENTS
IOWADOCS	Revised January, 2005

     5. MORTGAGE. Any mortgage or encumbrance of a similar nature against the said property shall be timely paid by Sellers so as not to prejudice the Buyers’ equity herein. Should Sellers fail to pay, Buyers may pay any such sums in default and shall receive credit on this contract for such sums so paid. MORTGAGE BY SELLERS. Sellers, their successors in interest or assigns may, and hereby reserve the right to at any time mortgage their right, title or interest in such premises or to renew or extend any existing mortgage for any amount not exceeding                      % of the then unpaid balance of the purchase price herein provided. The interest rate and amortization thereof shall be no more onerous than the installment requirements of this contract. Buyers hereby expressly consent to such a mortgage and agree to execute and deliver all necessary papers to aid Sellers in securing such a mortgage which shall be prior and paramount to any of Buyers’ then rights in said property. DEED FOR BUYERS SUBJECT TO MORTGAGE. If Buyers have reduced the balance of this contract to the amount of any existing mortgage balance on said premises, they may at their option, assume and agree to pay said mortgage according to Its terms, and subject to such mortgage shall receive a deed to said premises; or Sellers, at their option, any time before Buyers have made such a mortgage commitment, may reduce or pay off such mortgage. ALLOCATED PAYMENTS. Buyers, in the event of acquiring this property from an equity holder instead of a holder of the fee title, or in the event of a mortgage against said premises, reserve the right, if reasonably necessary for their protection to divide or allocate the payments to the interested parties as their interests may appear. SELLERS AS TRUSTEES. Sellers agree that they will collect no money hereunder in excess of the amount of the unpaid balance under the terms of this contract less the total amount of the encumbrance on the interest of Sellers or their assigns in said real estate; and if Sellers shall hereafter collect or receive any moneys hereunder beyond such amount, they shall be considered and held as collecting and receiving said money as the agent and trustee of the Buyers for the use and benefit of the Buyers.
     6. INSURANCE. Except as may be otherwise included in the last sentence of paragraph 1(b) above, Buyers as and from said date of possession, shall constantly keep in force insurance, premiums therefore to be prepaid by Buyers (without notice or demand) against loss by fire, tornado and other hazards, casualties and contingencies as Sellers may reasonably require on all buildings and improvements, now on or hereafter placed on said premises and any personal property which may be the subject of this contract, in companies to be reasonably approved by Sellers in an amount not less than the full insurable value of such improvements and personal property or not less than the unpaid purchase price herein whichever amount is smaller with such insurance payable to Sellers and Buyers as their interests may appear. Sellers’ interest shall be protected in accordance with a standard of union-type loss payable clause. BUYERS SHALL PROMPTLY DEPOSIT SUCH POLICY WITH PROPER RIDERS WITH SELLERS for the further security for the payment of the sums herein mentioned. in the event of any such casualty loss, the insurance proceeds may be used under the supervision of the Sellers to replace or repair the loss if the proceeds be adequate; if not, then some other reasonable application of such funds shall be made; but in any event such proceeds shall stand as security for the payment of the obligations herein.
     7. CARE OF PROPERTY. Buyers shall take good care of this property; shall keep the buildings and other improvements now or hereafter placed on the said premises in good and reasonable repair and shall not injure, destroy or remove the same during the life of this contract. Buyers shall not make any material alteration in said premises without the written consent of the Sellers. Buyers shall not use or permit said premises to be used for any illegal purpose.
     8. LIENS. No mechanics’ lien shall be imposed upon or foreclosed against the real estate described herein.
     9. ADVANCEMENT BY SELLERS. If Buyers fail to pay such taxes, special assessments and insurance and effect necessary repairs, as above agreed, Sellers may, but need not, pay such taxes, special assessments, insurance and make necessary repairs, and all sums so advanced shall be due and payable on demand or such sums so advanced may, at the election of Sellers, be added to the principal amount due hereunder and so secured (For Buyers’ rights to make advancements, see paragraph 5 above.)
     10. JOINT TENANCY IN PROCEEDS AND SECURITY RIGHTS IN REAL ESTATE. if and only if, the Sellers immediately preceding this sale, hold the title to the above described property in joint tenancy, and such joint tenancy has not later been destroyed by operation of law or by acts of the Sellers, this sale shall not constitute such destruction and the proceeds of this contract, and any continuing and/or recaptured rights of Sellers in said real estate, shall be and continue in Sellers as joint tenants with rights of survivorship and not as tenants in common; and Buyers, in the event of the death of one of such joint tenants, agree to pay any balance of the proceeds of this contract to the surviving Seller (or Sellers) and to accept deed solely from him or them consistent with paragraph 14 below unless and except this paragraph is stricken from this agreement
     11. SELLERS. Spouse, if not titleholder immediately preceding this sale, shall be presumed to have executed this instrument only for the purpose at relinquishing all rights of dower, homestead and distributive share and/or in compliance with section 561.13 Code of Iowa; and the use of the word “Sellers” in the printed portion of this contract, without more, shall not rebut such presumption, nor in any way enlarge or extend the previous interest of such spouse in said property, or in the sale proceeds, nor bind such spouse except as aforesaid, to the terms and provisions of this contract.
     12. TIME IS OF THE ESSENCE. Time is of the essence in this Agreement. Failure to promptly assert rights of Sellers herein shall not, however, be waiver of such rights or a waiver of any existing or subsequent default.
     13. EXCEPTIONS TO WARRANTIES OF TITLE. The warranties of title in any Deed made pursuant to this contract (See paragraph ‘14) shall be without reservation or qualification EXCEPT: (a) Zoning ordinances; (b) Such restrictive covenants as may be shown of record; (c) Easements of record, if any; (d) As limited by paragraphs 1, 2, 3 and 4 of this contract; (e) Sellers shall give Special Warranty as to the period after equitable title passes to Buyers; (f) Spouse if not titleholder, need not join in any warranties of the deed unless otherwise stipulated:

(g)
(Mineral reservations of record?)

(h)	(Liens?)	(Easements not recorded?)	(Interests of other parties?)	(Lessees?)
     14. DEED AND ABSTRACT BILL OF SALE. If all said sums of money and interest are paid to Sellers during the life of this contract, and all other agreements for performance by Buyers have been complied with, Sellers will execute and deliver to Buyers a                                          Warranty Deed conveying said premises in fee simple pursuant to and in conformity with this contract and Sellers will at this time deliver to Buyers an abstract showing merchantable title in conformity with this contract Such abstract shall begin with the government patent (unless pursuant to the Iowa State Bar Association title standards there is lesser requirement as to period of abstracting) to said premises and shall show title thereto in Sellers as of the date of this contract; or as of such earlier date if and as designated in the next sentence. This contract supersedes the previous written offer of Buyers to buy the above described property which was accepted by Sellers on the                      day of                     . Sellers shall also pay the costs of any abstracting due to any act or change in the personal affairs of Sellers resulting in a change of title by operation of law or otherwise. If any personal property is a part of this agreement, then upon due performance by Buyers, Sellers shall execute and deliver a Bill of Sale consistent with the terms of this contract. Sellers shall pay all taxes on any such personal property payable in                     , and all taxes thereon payable prior thereto.
     15. APPROVAL OF ABSTRACT. Buyers have                      examined the abstract of title to this property and such abstract is accepted.
     16. FORFEITURE. If Buyers (a) fail to make the payments aforesaid, or any part thereof, as same become due; or (b) fail to pay the taxes or special assessments or charges, or any part thereof, levied upon said property, or assessed against it, by any taxing body before any of such items become delinquent; or (c) fail to keep the property insured; or (d) fail to keep it in reasonable repair as herein required; or (e) fail to perform any of the agreements as herein made or required; then Sellers, in addition to any and all other legal and equitable remedies which they may have, at their option, may proceed to forfeit and cancel this contract as provided by law (Chapter 656 Code of Iowa). Upon completion of such forfeiture Buyers shall have no right of reclamation or compensation for money paid, or improvements made; but such payments and/or improvements if any shall be retained and kept by Sellers as compensation for the use of said property, and/or as liquidated damages for breach of this contract ; and upon completion of such forfeiture, if the Buyers, or any other person or persons shall be in possession of said real estate or any part thereof, such party or parties in possession shall at once peacefully remove therefrom, or failing to do so may be treated as tenants holding over, unlawfully after the expiration of lease, and may accordingly be ousted and removed as such as provided by law.

     17. FORECLOSURE AND REDEMPTION. If Buyers fail to timely perform this contract, Sellers, at their option, may elect to declare the entire balance immediately due and payable after such notice, if any, as may be required by Chapter 654, The Code. Thereafter this contract may be foreclosed in equity and the court may appoint a receiver to take immediate possession of the property and of the revenues and income accruing therefrom and to rent or cultivate the same as the receiver may deem best for the interest of all parties concerned, and such receiver shall be liable to account to Buyers only for the net profits, after application of rents, issues and profits from the costs and expenses of the receivership and foreclosure and upon the contract obligation,
     It is agreed that if this contract covers less than ten (10) acres of land, and in the event of the foreclosure of this contract and sale of the property by sheriffs sale in such foreclosure proceedings, the time of one year for redemption from said sale provided by the statutes of the State of Iowa shall be reduced to six (6) months provided the Sellers, in such action file an election to waive any deficiency judgment against Buyers which may arise out of the foreclosure proceedings: all to be consistent with the provisions of Chapter 628 of the Iowa Code. If the redemption period is so reduced, for the first three (3) months after sale such right of redemption shall be exclusive to the Buyers, and the time periods in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to four (4) months.
     It is further agreed that the period of redemption after a foreclosure of this contract shall be reduced to sixty (60) days if all of the three following contingencies develop: (1) The real estate is less than ten (10) acres in size; (2) the Court finds affirmatively that the said real estate has been abandoned by the owners and those persons personally liable under this contract at the time of such foreclosure; and (3) Sellers in such action file an election to waive any deficiency judgment against Buyers or their successor in interest in such action. If the redemption period is so reduced, Buyers or their successor in interest or the owner shall have the exclusive right to redeem for the first thirty (30) days after such sale, and the time provided for redemption by creditors as provided in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to forty (40) days. Entry of appearance by pleading or docket entry by or on behalf of Buyers shall be presumption that the property is not abandoned. Any such redemption period shall be consistent with all of the provisions of Chapter 628 of the Iowa Code. This paragraph shaft not be construed to limit or otherwise affect any other redemption provisions contained in Chapter 628 of the Iowa Code.
     18. ATTORNEY’S FEES. In case of any action, or in any proceedings in any Court to collect any sums payable or secured herein, or to protect the lien or title herein of Sellers, or in any other case permitted by law in which attorney‘s fees may be collected from Buyers, or imposed upon them, or upon the above described property, Buyers agree to pay reasonable attorneys’ fees.
     19. INTEREST ON DELINQUENT AMOUNTS. Either party will pay interest at the highest legal contract rate applicable to a natural person to the other on all amounts herein as and after they become delinquent, and/or on cash reasonably advanced by either party pursuant to the terms of this contract, as protective disbursements.
     20. ASSIGNMENT. In case of the assignment of this contract by either of the parties, prompt notice shall be given to the other parties, who shall at the time of such notice be furnished with duplicate of such assignment by such assignors. Any such assignment shall not terminate the liability of the assignor to perform, unless a specific release in writing is given and signed by the other party to this contract.
     21. PERSONAL PROPERTY. If this contract includes the sale of any personal property, then in the event of the forfeiture or foreclosure of this contract, such property shall be considered indivisible with the real estate above described; and any such termination of Buyers‘ rights in said real estate shall concurrently operate as the forfeiture or foreclosure hereof against all such personal property.
     22. CONSTRUCTION. Words and phrases herein, including acknowledgements hereof, shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, according to the context. See paragraph 11 above, for construction of the word “Sellers.”
     23. RELEASE OF RIGHTS. Each of the Buyers hereby relinquishes all rights of dower, homestead and distributive share in and to the property and waives all rights of exemption- as to any of the property.
     24. LEAD-BASED PAINT NOTICE. If applicable, see attached Disclosure of Information on Lead-Based and/or Lead-Based Paint Hazards.
     25. SPECIAL PROVISIONS.
I UNDERSTAND THAT HOMESTEAD PROPERTY IS IN MANY CASES PROTECTED FROM THE CLAIMS OF CREDITORS AND EXEMPT FROM JUDICIAL SALE; AND THAT BY SIGNING THIS CONTRACT, I VOLUNTARILY GIVE UP MY RIGHT TO THIS PROTECTION FOR THIS PROPERTY WITH RESPECT TO CLAIMS BASED UPON THIS CONTRACT.

Dated: June 29, 2005

Dated: June 29, 2005

Executed in duplicate or triplicate
/s/ Jack Cooley

Jack Cooley	Southern Iowa BioEnergy, LLC

/s/ Jane Redman	/s/ William Higdon

Jane Redman SELLERS	William Higdon, President BUYERS

1610 240th Avenue	207 N. Main Street

Osceola, IA 50213	Leon, IA 50144

SELLERS’ ADDRESS	BUYERS’ ADDRESS
STATE OF IOWA, DECATUR COUNTY, ss:
This instrument was acknowledged before me on June 29, 2005 by Jack Cooley and Jane Redman, Sellers and William Higdon, President of Southern BioEnergy LLC, Buyers.

Michelle Rumley	, Notary Public

[SEAL] MICHELLE RUMLEY
Commission Number 731788
My Commission Expires
December 2, 2007

EXHIBIT A
Legal Description
Lots Two (2) and Three (3) located in the Northeast Quarter of the Southwest Quarter (NE 1/4 SW 1/4) of Section Eight (8), Township Seventy-two (72) North, Range Twenty-five (25) West of the 5th P.M., Clarke County, Iowa, more particularly described as follows: A tract of land bounded by a line described as commencing at the Northwest Corner of the SW 1/4 of Section 8, Township 72 North, Range 25 West of the 5th P.M.; thence East along the Northern boundary of said SW 1/4, a distance of 1411.5 feet to the point of beginning, the same being the East right-of-way line of a spur-line of the Burlington Northern Railroad; thence East 568.5 feet along the Northern boundary of said SW 1/4 thence South 1285 feet; thence West 300 feet to a point on the East right-of-way line of a spur-line of the Burlington Northern Railroad; thence Northwesterly along the Eastern right-of-way line of said spur-line of the Burlington Northern Railroad, a distance of 1317.6 feet to the point of beginning.

REAL ESTATE TRANSFER — GROUNDWATER HAZARD STATEMENT
Please read the filing instructions on the reverse side BEFORE completing this form.
PART I — TO BE COMPLETED BY TRANSFEROR

29
TRANSFEROR Name Jack Cooley and Jane Redman
Address 1610 240th Avenue, Osceola, IA 50213
	Number and Street or RR	City, Town or P.O.	State	Zip

TRANSFEREE Name Southern Iowa BioEnergy LLC
Address 207 N. Main, Leon, IA 50144
	Number and Street or RR	City, Town or P.O.	State	Zip

Address of Property Transferred
	Number and Street or RR	City, Town or P.O.	State	Zip

Legal Description of Property See Attached Exhibit A.

1.	Wells (check one)
	☑	There are no known wells situated on this property.
	☐	There is a well or wells situated on this property. The type(s), location(s) and legal status are stated below.

2.	Solid Waste Disposal (check one)
	☑	There is no known solid waste disposal site on this property.
	☐	There is a solid waste disposal site on this property, but no notice has been received from the Department of Natural Resources that the site is deemed to be potentially hazardous.
	☐	There is a solid waste disposal site on this property which has been deemed to be potentially hazardous by the Department of Natural Resources. The location(s) of the site(s) is stated below.

3.	Hazardous Wastes (check one)
	☑	There is no known hazardous waste on this property.
	☐	There is hazardous waste on this property and it is being managed in accordance with Department of Natural Resources rules.

4.	Underground Storage Tanks (check one)
	☑	There are no known underground storage tanks on this property. (Note exclusions such as small farm and residential motor fuel tanks, most heating oil tanks, cisterns and septic tanks, in instructions.)
	☐	There is an underground storage tank on this property. The type(s), size(s) and any known substance(s) contained are described below.

5.	Private Burial Site (check one)
	☑	There are no known private burial sites on this property.
	☐	There is a private burial site on this property. The location(s) of the site(s) is stated below. The known identifying information of the decedent is stated below.
Information, if any, required by statements checked above :
Attachment for Additional Information? Y N If so, number of pages
I HEREBY DECLARE THAT THE INFORMATION CONTAINED IN PART I OF THIS STATEMENT IS TRUE AND CORRECT.
Signature: /s/ Jack Cooley                                                                         Telephone Number: (641) 342-3597
                               Transferor or Agent
PART II — TO BE COMPLETED BY RECORDER
Dated of Instrument 6-29-05                                         Book/I.D. 96                      Page/I.D. 191-195
Dated of Recording 7-29-05                                           City or Township Osceola
Deed ☐            Contract ☑            County Clarke
DNR form (November 02)                                                   FILE WITH RECORDER                                         542-0960

EXHIBIT A
Legal Description
Lots Two (2) and Three (3) located in the Northeast Quarter of the Southwest Quarter (NE 1 /4 SW 1/4) of Section Eight (8), Township Seventy-two (72) North, Range Twenty-five (25) West of the 5th P.M., Clarke County, Iowa, more particularly described as follows: A tract of land bounded by a line described as commencing at the Northwest Corner of the SW 1 /4 of Section 8, Township 72 North, Range 25 West of the 5th P.M.; thence Eastalong the Northern boundary of said SW 1 /4, a distance of 1411.5 feet to the point of beginning, the same being the ‘East right-of-way line of a spur-line of the Burlington Northern Railroad; thence East 568.5 feet along the Northern boundary of said SW 1 /4; thence South 1285 feet; thence West 300 feet to a point on the East right-of-way line of a spur-line of the Burlington Northern Railroad; thence Northwesterly along the Eastern right-of-way line of said spur-line of the Burlington Northern Railroad, a distance of 1317.6 feet to the point of beginning.